UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2019

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FRAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2019, Kelly Dilts resigned from her positions as Executive Vice President and Chief Financial Officer of Francesca’s Holdings Corporation (the “Company”) and from all other positions she holds with the Company and each of its subsidiaries, effective July 19, 2019. The resignation of Ms. Dilts was not the result of a disagreement with the Company or on any matter relating to the Company’s operations, policies or practices.

On June 28, 2019, the Company’s Board of Directors appointed Cynthia Thomassee, age 47, to serve as Executive Vice President and Chief Financial Officer, effective July 19, 2019, in light of her long-standing service and contributions to the Company. Ms. Thomassee currently serves as the Company's Senior Vice President of Accounting and Chief Accounting Officer, positions she has held since April 2016, and previously served as Vice President of Accounting and Controller from December 2007 to April 2016. Ms. Thomassee previously served as the Company’s Interim Chief Financial Officer from December 2015 to April 2016 and May 2012 to March 2013 and, prior to that, served as Company’s Director of Finance from December 2007 to May 2010. Prior to joining the Company, Ms. Thomassee served as Controller at LRG Furniture, LLC, a retail subsidiary of Bassett Furniture Industries, for over eight years.

On June 28, 2019, the Compensation Committee of the Company’s Board of Directors approved the terms of a new employment letter agreement for Ms. Thomassee, to become effective on the date that she assumes the role of Chief Financial Officer (the “Effective Date”). The agreement does not have a specified term and provides that Ms. Thomassee will receive an annual base salary of $325,000. She will also be eligible to receive an annual incentive bonus pursuant to the Company’s annual bonus plan as in effect from time to time, with her target bonus to be set at 50% of her base salary. The agreement also provides for Ms. Thomassee to participate in the Company’s savings and welfare benefit plans made available to employees generally. Pursuant to the employment letter agreement, she will also be entitled to receive a grant of stock units, effective on the Effective Date and subject to her appointment as Chief Financial Officer, that will have a value equal to (i) $200,000 less (ii) the aggregate value of certain time-based and performance-based stock units granted to Ms. Thomassee in April 2019 (with such value in each case being determined as of the Effective Date). One-half of stock units subject to such grant will be scheduled to vest on the third anniversary of the Effective Date, and the remaining one-half of such stock units will be eligible to vest based on the Company’s performance during the three-year period consisting of its 2019, 2020 and 2021 fiscal years, subject to Ms. Thomassee’s continued employment or service through the third anniversary of the Effective Date. If Ms. Thomassee’s employment is terminated by the Company without cause, she will be entitled to severance of six months (or twelve months if the termination occurs more than six months after her appointment as CFO) of her base salary, subject to her providing a release of claims in favor of the Company. The employment letter agreement also includes certain restrictive covenants, including provision that, during the period of Ms. Thomassee’s employment and for a period of 12 months following a termination of her employment for any reason, she will not compete with the Company or its affiliates or solicit any Company employees or customers.

The foregoing summary of the new employment letter agreement for Ms. Thomassee is qualified in its entirety by the full text of the agreement. A copy of the employment letter agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending August 3, 2019.

In addition to the compensation that Ms. Thomassee will receive for her service as Chief Financial Officer, the Company intends to enter into its standard indemnification agreement with Ms. Thomassee, the form of which was previously filed by the Company as Exhibit 10.4 of Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-173581) filed by the Company with the Securities and Exchange Commission on July 14, 2011.

Except as described above, there are no arrangements or understandings between Ms. Thomassee and any other person pursuant to which Ms. Thomassee was appointed as Chief Financial Officer and there are no family relationships between Ms. Thomassee and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2019, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a 12-to-1 reverse stock split (the “Reverse Stock Split”) of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Reverse Stock Split became effective at 4:00 p.m. Eastern Standard Time on July 1, 2019 (the “Effective Time”) in accordance with the terms of the Certificate of Amendment. The Company’s Common Stock is expected to begin trading on a split-adjusted basis on The Nasdaq Stock Market LLC (“Nasdaq”) at market open on July 2, 2019 under the new CUSIP number: 351793 203. The trading symbol for the Company’s Common Stock will remain “FRAN.”

As a result of the Reverse Stock Split, at the Effective Time every twelve (12) shares of issued Common Stock were automatically combined and converted into one (1) issued share of Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to receive cash (rounded down to the nearest cent, without interest and subject to applicable withholding taxes) in lieu of such fractional share.

The Reverse Stock Split did not change the par value of the Common Stock or the authorized number of shares of Common Stock.

The foregoing description of the Reverse Stock Split is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On July 1, 2019, the Company issued a press release announcing the management changes set forth in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Francesca’s Holdings Corporation, effective July 1, 2019.
99.1	Press Release issued by Francesca’s Holdings Corporation on July 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: July 1, 2019	By:	/s/ Kelly Dilts
Kelly Dilts
Executive Vice President and Chief Financial Officer